As filed with the Securities and Exchange Commission on May 1, 2009
Registration No. 333-146234

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SILVERSTAR HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

Clarendon House, Church Street

Hamilton HM CX Bermuda

(441) 295-1422

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Clive Kabatznik

1900 Glades Road, Suite 435

Boca Raton, FL 33431

(561) 479-0040

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Copy to:

Henry I. Rothman, Esq.

Troutman Sanders LLP

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

(212) 704-6000

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SECURITIES

On September 21, 2007, Silverstar Holdings, Ltd., a Bermuda corporation (the “Company”), filed a Registration Statement on Form S-3 (Registration No. 333-146234) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), registering 7,141,126 shares of the Company’s common stock, par value $0.01 per share, acquired in connection with a private placement on September 6, 2007 (including 2,991,730 shares of which are issuable upon exercise of warrants), for resale by the selling shareholders named therein from time to time. The Registration Statement was declared effective by the SEC on October 4, 2007.

This Post Effective Amendment No. 1 to the Registration Statement deregisters all of the shares of common stock of the Company which remain unsold under the Registration Statement, as provided in the Company’s undertakings given pursuant to Regulation S-K, Item 512(a)(3). As a result of this deregistration, no securities remain registered for resale pursuant to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on May 1, 2009.

SILVERSTAR HOLDINGS LTD.

By:	/s/ Clive Kabatznik
Name:	Clive Kabatznik
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

*		May 1, 2009
Michael Levy	Chairman of the Board of Directors

/s/ Clive Kabatznik	President, Chief Executive Officer and Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)	May 1, 2009
Clive Kabatznik

*
Cornelius J. Roodt	Director	May 1, 2009

Edward L. Bernstein	Director

Edward Roffman	Director

*By	/s/ Clive Kabatznik		May 1, 2009
	Name:	Clive Kabatznik
	Title:	Attorney-in-fact